Exhibit 99.1

Hanger Reports Fourth Quarter 2019 Results and Provides 2020 Outlook

Growth in revenue and earnings driven by favorable patient care segment performance

AUSTIN, Texas, March 11, 2020 - Hanger, Inc. (NYSE: HNGR), a leading provider of orthotic and prosthetic (O&P) patient care services and solutions, today announced its financial results for the fourth quarter and year ended December 31, 2019.

Financial Highlights for the Fourth Quarter of 2019

•	Net revenue was $300.9 million for the three months ended December 31, 2019, compared to $284.9 million for the same period in 2018, reflecting growth of 5.6 percent. Patient Care segment net same clinic revenue grew by 2.9 percent.

•	Net income was $18.8 million for the three months ended December 31, 2019, compared to $4.5 million for the same period in 2018. Fourth quarter 2019 net income benefited from a $7.1 million reduction of certain tax valuation allowances relating to state tax deferred assets.

•	Adjusted EBITDA was $42.4 million in the fourth quarter, compared to $40.0 million for the same period in 2018, reflecting an increase of $2.3 million or 5.8 percent. Growth in Adjusted EBITDA was driven by a $16.4 million increase in Patient Care segment revenue and a resulting $5.2 million increase in segment Adjusted EBITDA.

•	GAAP diluted earnings per share was $0.49 for the fourth quarter of 2019, compared to $0.12 for the same period in 2018. Adjusted diluted earnings per share was $0.45 for the three months ended December 31, 2019, compared to $0.40 for the same period in 2018, a 12.5 percent increase year-over-year.

•	The Company introduced its 2020 financial outlook for revenue and earnings growth (see "2020 Outlook" within this release).

Vinit Asar, President and Chief Executive Officer of Hanger, Inc., stated, "I'm pleased with our strong finish to the year. We accomplished the key operating and financial objectives that we established at the start of 2019. Our patient care segment achieved same clinic revenue growth of 2.1 percent for the year through growth in both our prosthetics and orthotics portfolios. I believe these results have demonstrated the benefits of our strategy to elevate the value of our clinical care through a focus on patient outcomes and services, positioning us for continued momentum in 2020."

Segment Results for Three Months Ended December 31, 2019

Patient Care Segment

For the three months ended December 31, 2019, Patient Care net revenue was $253.0 million, an increase of $16.4 million or 6.9 percent, compared to the same period in 2018. Total revenue growth for the segment includes $9.1 million of revenue from O&P clinics acquired in late 2018 and early 2019, inclusive of consolidations.

Net same clinic revenue grew by 2.9 percent during the quarter. Revenue from prosthetics increased 4.4 percent and net revenue from orthotics grew 1.3 percent. Prosthetics comprised 57.3 percent of Patient Care segment net revenue during the fourth quarter of 2019 as compared with 56.5 percent during the same period in 2018.

Income from operations in the Patient Care segment was $47.9 million during the fourth quarter of 2019, reflecting growth of $5.7 million or 13.6 percent compared to the $42.2 million reported in the prior year. Adjusted EBITDA for the segment was $53.6 million, which reflected a $5.2 million or 10.7 percent increase compared to the prior year period. Adjusted EBITDA margin in the segment totaled 21.2 percent compared to 20.5 percent during the fourth quarter of 2018.

Products & Services Segment

For the three months ended December 31, 2019, Products & Services net revenue totaled $47.9 million, which reflected a decline of $0.3 million compared with the same period in 2018. Revenue from the distribution of O&P componentry increased by $0.6 million and revenue from therapeutic solutions decreased by $0.9 million.

Income from operations for the Products & Services segment decreased by $1.5 million to $3.8 million in the fourth quarter of 2019 compared to the same period in 2018. Adjusted EBITDA for the Products & Services segment was $6.5 million for the fourth quarter of 2019, which reflected a $1.9 million decrease compared with the same period of 2018. The decline in therapeutic solutions revenue as well as lower margins within O&P distribution impacted segment earnings in the quarter.

Corporate & Other

Corporate and other activities segment operating expenses totaled $24.8 million for the quarter and were consistent with the same period in 2018. An increase in costs related to information technology, including the initial planning and design for the implementation of new financial and supply chain systems was offset by a decline in other overhead-related costs.

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Excluding the effects of depreciation and amortization, excess third party professional fees, non-cash equity compensation expense and certain acquisition-related expenses, the net cost of corporate and other activities increased by $0.9 million to $17.8 million during the quarter, which reflected a 5.5 percent increase.

Net Income; Interest Expense

Interest expense totaled $8.3 million in the three month period ended December 31, 2019, a decline of $0.8 million compared to the same period of 2018.

Due primarily to favorable patient care segment results, income before taxes grew by 36.1 percent in the quarter to $18.4 million. After incorporating the effect of taxes, net income totaled $18.8 million compared with $4.5 million for the same period in 2018. Growth in net income benefited in part by the reduction of a $7.1 million valuation allowance on certain state deferred tax assets.

For the three months ended December 31, 2019, GAAP diluted earnings per share was $0.49, compared to $0.12 per share in 2018. Adjusted diluted earnings per share was $0.45 for the three months ended December 31, 2019, compared to $0.40 per share for the same period in 2018.

Financial Highlights for the Year Ended December 31, 2019

Net revenue was $1,098.0 million for the year ended December 31, 2019, compared to $1,048.8 million for the same period of 2018, reflecting net revenue growth of 4.7 percent. For the twelve month period, acquisitions that occurred in late 2018 and early 2019 contributed $28.9 million to net revenue growth, inclusive of consolidations.

Patient Care net revenue grew $48.3 million, or 5.6 percent, for the year to $905.7 million. Net same clinic revenue growth for 2019 totaled 2.1 percent. The number of clinic operating days was equivalent for both 2019 and 2018.

For the full year of 2019, excluding the effect of acquisitions, revenue from prosthetics increased by 3.2 percent, while orthotics revenue increased by 0.9 percent.

Products & Services segment net revenue grew $1.0 million, or 0.5 percent, driven by growth of $7.4 million in distribution services, offset by a $6.4 million decrease in revenue from therapeutic solutions. The revenue decline in therapeutic solutions was within the range originally anticipated for 2019.

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Net income was $27.5 million for the year ended December 31, 2019, compared to a $0.9 million net loss for the same period in 2018. Results for the period ending December 31, 2018 included a $17.0 million pre-tax loss on the extinguishment of debt related to the Company’s March 2018 refinancing, which was partially offset by a $3.7 million one-time gain related to favorable settlements.

Adjusted EBITDA of $124.2 million for 2019 compares with the $121.1 million reported in the prior year.

For the year ended December 31, 2019, GAAP diluted earnings per share was $0.72, compared to a loss of $0.02 per share in 2018. Adjusted diluted earnings per share was $0.90 for 2019, compared to $0.78 per share for the same period in 2018.

Net Cash Provided by Operating Activities; Liquidity

Cash flows provided by operating activities for the three months ending December 31, 2019 were $38.9 million compared to $41.4 million for the same period in 2018. This decrease related in part to expenditures of $1.7 million incurred in the fourth quarter of 2019 related to the Company's implementation of cloud computing systems associated with its supply chain and financial systems project.

On December 31, 2019, the Company had liquidity of $169.2 million, comprised of $74.4 million in cash and cash equivalents, and $94.8 million in available borrowing capacity under its revolving credit facility, compared to liquidity of $144.8 million on September 30, 2019.

2020 Outlook

The Company currently anticipates 2020 net revenue in a range between $1.125 billion and $1.155 billion, and Adjusted EBITDA in a range between $129.0 million and $134.0 million.

It is expected that revenue and earnings growth will primarily be driven by continued same clinic growth and margin expansion in its Patient Care segment. Products & Services segment revenue is anticipated to decline modestly due to the discontinuance of the distribution of some low-margin orthotics products to podiatrists.

The Company's outlook for 2020 includes approximately $27 million in revenue relating to the full year of contribution of acquisitions previously completed in 2019 and acquisitions having signed definitive agreements as of March 5, 2020.

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Adjusted EBITDA is provided on a non-GAAP basis only because a reconciliation to the most comparable GAAP financial measure, net income, is not available without unreasonable effort due to the unpredictable nature of reconciling items that render such a reconciliation not meaningful for investors.

Conference and Webcast Details

The Company’s management team will host a conference call tomorrow, Thursday, March 12, at 8:30 a.m. Eastern time to discuss the Company’s fourth quarter and full year 2019 financial results and business outlook for 2020.

To participate, dial 866-270-1533 or 412-317-0797 outside the U.S. and Canada, and ask to be joined into the Hanger, Inc. call. A live webcast, replay of the call and earnings release, will be available on the Company’s Investor Relations website: www.investor.hanger.com/financial-reporting.

Additional Notes

A reconciliation of GAAP and non-GAAP financial results is included in the tables provided at the back of this press release. The Company has provided certain supplemental key statistics relating to its results for certain prior periods. These key statistics are non-GAAP measures used by the Company’s management to analyze the Company’s business results that are being provided for informational and analytical context.

Accompanying supplemental information will be posted to the Investor Relations section of Hanger’s web site at www.hanger.com/investors.

About Hanger, Inc. – Built on the legacy of James Edward Hanger, the first amputee of the American Civil War, Hanger, Inc. (NYSE: HNGR) delivers orthotic and prosthetic (O&P) patient care, and distributes O&P products and rehabilitative solutions. Hanger’s Patient Care segment is the largest owner and operator of O&P patient care clinics with approximately 800 patient care locations nationwide. Through its Products & Services segment, Hanger distributes O&P devices, products and components, and provides rehabilitative solutions. With over 150 years of clinical excellence and innovation, Hanger’s vision is to lead the orthotic & prosthetic markets by providing superior patient care, outcomes, services and value. For more information on Hanger, visit www.hanger.com.

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This press release contains certain “forward-looking statements” relating to the Company. All statements, other than statements of historical fact included herein, are “forward looking statements.”  These forward-looking statements are often identified by the use of forward-looking terminology such as “preliminary,” “intends,” “expects,” “plans,” “anticipates,” “believes,” “views” or similar expressions and involve known and unknown risks and uncertainties. Although the Company believes that the expectations reflected in these forward-looking statements are reasonable, they do involve assumptions, risks, and uncertainties, and these expectations may prove to be incorrect. Investors should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release. The Company disclaims any intention or obligation to update or revise any forward-looking information, whether as a result of new information, future events or otherwise, except as required by applicable securities laws. These uncertainties include, but are not limited to, federal laws governing the health care industry; governmental policies affecting O&P operations, including with respect to reimbursement; failure to successfully implement a new enterprise resource planning system or other disruptions to information technology systems; the inability to successfully execute our acquisition strategy, including integration of recently acquired O&P clinics into our existing business; impacts of a pandemic, epidemic or widespread outbreak of an infectious disease in the United States; changes in the demand for the Company’s O&P products and services, including additional competition in the O&P services market; disruptions to the Company’s supply chain; the Company’s ability to enter into and derive benefits from managed-care contracts; the Company’s ability to successfully attract and retain qualified O&P clinicians; and other risks and uncertainties generally affecting the health care industry. For additional information and risk factors that could affect the Company, see its annual,quarterly and other reports filed with the Securities and Exchange Commission from time to time. The information contained in this press release is made only as of the date hereof, even if subsequently made available by the Company on its website or otherwise.

SOURCE Hanger, Inc.

Investor Relations Contacts:

Thomas Kiraly, Executive Vice President and Chief Financial Officer, Hanger, Inc.

512-777-3600

tkiraly@hanger.com

Seth Frank, Vice President, Treasury and Investor Relations, Hanger, Inc.

512-777-3573

sfrank@hanger.com

###

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Table 1

Hanger, Inc.

Consolidated Statements of Operations

(in thousands, except share and per share amounts)

	For the Three Months Ended December 31,		For the Years Ended December 31,
	2019	2018	2019	2018
Net revenues	$300,891	$284,853	$1,098,046	$1,048,760
Material costs	95,961	90,340	357,771	338,017
Personnel costs	99,430	97,574	372,225	364,089
Other operating costs	34,876	31,271	134,943	123,902
General and administrative expenses	30,591	29,085	118,065	109,552
Professional accounting and legal fees	4,113	4,726	13,689	16,915
Depreciation and amortization	9,019	8,903	35,925	36,455
Impairment of intangible assets	—	183	—	183
Income from operations	26,901	22,771	65,428	59,647
Interest expense, net	8,285	9,046	34,258	37,566
Loss on extinguishment of debt	—	—	—	16,998
Non-service defined benefit plan expense	172	176	691	703
Income before income taxes	18,444	13,549	30,479	4,380
(Benefit) provision for income taxes	(306)	9,086	2,954	5,238
Net income (loss)	$18,750	$4,463	$27,525	$(858)

Basic and Diluted Per Common Share Data:
Basic earnings (loss) per share	$0.50	$0.12	$0.74	$(0.02)
Weighted average shares used to compute basic earnings per common share	37,411,847	36,906,938	37,267,188	36,764,551
Diluted earnings (loss) per share	$0.49	$0.12	$0.72	$(0.02)
Weighted average shares used to compute diluted earnings per common share	38,415,108	37,721,662	38,064,617	36,764,551

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Table 2

Hanger, Inc.

Consolidated Balance Sheets

(in thousands)

	As of December 31,
	2019	2018
ASSETS
Current assets:
Cash and cash equivalents	$74,419	$95,114
Accounts receivable, net	159,359	143,986
Inventories	68,204	67,690
Income taxes receivable	—	379
Other current assets	13,673	18,731
Total current assets	315,655	325,900
Non-current assets:
Property, plant, and equipment, net	84,057	89,489
Goodwill	232,244	198,742
Other intangible assets, net	17,952	15,478
Deferred income taxes	70,481	65,635
Operating lease right-of-use assets	110,559	—
Other assets	11,305	7,766
Total assets	$842,253	$703,010

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY (DEFICIT)
Current liabilities:
Current portion of long-term debt	$8,752	$8,583
Accounts payable	48,477	55,797
Accrued expenses and other current liabilities	55,825	51,783
Accrued compensation related costs	61,010	55,111
Current portion of operating lease liabilities	34,342	—
Total current liabilities	208,406	171,274
Long-term liabilities:
Long-term debt, less current portion	490,121	502,090
Operating lease liabilities	88,418	—
Other liabilities	45,804	51,570
Total liabilities	832,749	724,934

Shareholders’ equity (deficit):
Common stock	376	371
Additional paid-in capital	354,326	343,955
Accumulated other comprehensive loss	(12,551)	(4,531)
Accumulated deficit	(331,951)	(361,023)
Treasury stock, at cost	(696)	(696)
Total shareholders’ equity (deficit)	9,504	(21,924)
Total liabilities and shareholders’ equity (deficit)	$842,253	$703,010

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Table 3

Hanger, Inc.

Consolidated Statements of Cash Flows

(in thousands)

	For the Years Ended December 31,
	2019	2018
Cash flows provided by operating activities:
Net income (loss)	$27,525	$(858)
Adjustments to reconcile net income (loss) to net cash from operating activities:
Depreciation and amortization	35,925	36,455
Provision (benefit) for doubtful accounts	1,131	(733)
Impairment of intangible assets	—	183
Stock-based compensation expense	13,414	13,065
Deferred income taxes	(3,226)	3,452
Amortization of debt discounts and issuance costs	1,623	2,837
Loss on extinguishment of debt	—	16,998
Gain on sale and disposal of fixed assets	(1,614)	(2,713)
Changes in operating assets and liabilities:
Accounts receivable, net	(12,329)	3,238
Inventories	1,568	1,750
Other current assets and other assets	(2,611)	4,459
Income taxes receivable	1,248	12,700
Accounts payable	(6,725)	6,511
Accrued expenses and other current liabilities	(1,242)	(16,550)
Accrued compensation related costs	5,780	1,713
Other liabilities	(1,883)	(3,980)
Operating lease liabilities, net of amortization of right-of-use assets	262	—
Net cash provided by operating activities	58,846	78,527
Cash flows used in investing activities:
Purchase of property, plant, and equipment	(26,433)	(18,984)
Purchase of therapeutic program equipment leased to third parties under operating leases	(6,672)	(9,835)
Acquisitions, net of cash acquired	(36,585)	(1,978)
Purchase of company-owned life insurance investment	(66)	(598)
Proceeds from sale of property, plant and equipment	2,598	4,237
Net cash used in investing activities	(67,158)	(27,158)
Cash flows (used in) provided by financing activities:
Borrowings under term loan, net of discount	—	501,467
Repayment of term loan	(5,050)	(435,660)
Borrowings under revolving credit agreement	—	3,000
Repayments under revolving credit agreement	—	(8,000)
Payment of employee taxes on stock-based compensation	(4,137)	(2,906)
Payment on seller notes	(3,821)	(2,599)
Payment of financing lease obligations	(474)	(1,207)
Payment of debt issuance costs	—	(6,757)
Payment of debt extinguishment costs	—	(8,436)
Proceeds from exercise of options	1,099	64
Net cash (used in) provided by financing activities	(12,383)	38,966
(Decrease) increase in cash, cash equivalents and restricted cash	(20,695)	90,335
Cash, cash equivalents, and restricted cash, at beginning of period	95,114	4,779
Cash, cash equivalents, and restricted cash, at end of period	$74,419	$95,114

Reconciliation of Cash, Cash Equivalents, and Restricted Cash
Cash and cash equivalents, at beginning of period	$95,114	$1,508
Restricted cash, at beginning of period	—	3,271
Cash, cash equivalents, and restricted cash, at beginning of period	$95,114	$4,779

Cash and cash equivalents, at end of period	$74,419	$95,114
Restricted cash, at end of period	—	—
Cash, cash equivalents, and restricted cash, at end of period	$74,419	$95,114

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Table 4

Hanger, Inc.

Segment Information: Revenue, EBITDA and Adjusted EBITDA

(in thousands)

EBITDA is defined as operating income before depreciation and amortization. Adjusted EBITDA is defined as operating income before certain charges, impairments of intangible assets, third-party professional fees in excess of normal amounts incurred in connection with our financial statement remediation, debt extinguishment costs, expenses associated with equity-based compensation, severance expenses, certain expenses incurred in connection with our acquisitions, and certain other charges.

We use EBITDA and Adjusted EBITDA as measures to assess the relative level of our indebtedness and our compliance with certain debt covenants which are based on these measures. Additionally, we utilize these measures to assess our operating and financial performance. We believe that these measures enhance a user’s understanding of normal operating income excluding certain charges, depreciation and amortization.

Neither EBITDA or Adjusted EBITDA are measures of financial performance computed in accordance with Generally Accepted Accounting Principles (“GAAP”) and should not be considered in isolation nor as a substitute for operating income, net income, cash flows from operations, or other statement of operations or cash flow data prepared in conformity with GAAP, or as a measure of profitability or liquidity. In addition, the calculation of EBITDA and Adjusted EBITDA is susceptible to varying interpretations and calculations, and the amounts presented may not be comparable to similarly titled measures of other companies. EBITDA and Adjusted EBITDA may not be indicative of historical operating results, and we do not intend these measures to be predictive of future results of operations.

	For the Three Months Ended December 31,		For the Years Ended December 31,
	2019	2018	2019	2018
Net Revenue (a)
Patient Care	$252,991	$236,637	$905,691	$857,382
Products & Services	47,900	48,216	192,355	191,378
Net revenue	$300,891	$284,853	$1,098,046	$1,048,760

EBITDA (b)
Patient Care	$52,459	$46,756	$160,117	$145,918
Products & Services	6,620	7,980	28,615	35,720
Corporate & Other	(23,159)	(23,062)	(87,379)	(85,536)
EBITDA (Non-GAAP)	$35,920	$31,674	$101,353	$96,102

Adjusted EBITDA (b)
Patient Care	$53,623	$48,457	$164,552	$150,881
Products & Services	6,502	8,420	29,223	36,503
Corporate & Other	(17,771)	(16,837)	(69,532)	(66,327)
Adjusted EBITDA (Non-GAAP)	$42,354	$40,040	$124,243	$121,057

(a) Excludes intersegment revenue.

(b) EBITDA and Adjusted EBITDA are "Non-GAAP" measures. Please refer to both Table 6 and Table 7 for a reconciliation of these measures to GAAP net income.

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Table 5

Hanger, Inc.

Reconciliation of Net Income (Loss) and Earnings (Loss) Per Share to

Adjusted Net Income and Adjusted Earnings Per Share

(in thousands, except share and per share amounts)

Earnings Per Share (or “EPS”) is defined as net income divided by our diluted common shares during the applicable period. Adjusted EPS is defined as EPS adjusted for impairments of intangible assets, third-party professional fees in excess of normal amounts incurred in connection with our financial statement remediation, debt extinguishment costs, severance expenses, certain expenses incurred in connection with our acquisitions, and certain other charges.

We utilize Adjusted EPS to assess our operating and financial performance. We believe that this measure enhances a user’s understanding of normal operating results excluding certain charges.

Adjusted EPS is not a measure of financial performance computed in accordance with GAAP and should not be considered in isolation nor as a substitute for operating income, net income, cash flows from operations, or other statement of operations or cash flow data prepared in conformity with GAAP, or as a measure of profitability or liquidity. In addition, the calculation of Adjusted EPS is susceptible to varying interpretations and calculations, and the amounts presented may not be comparable to similarly titled measures of other companies. Adjusted EPS may not be indicative of historical operating results, and we do not intend these measures to be predictive of future results of operations.

	For the Three Months Ended December 31,		For the Years Ended December 31,
	2019	2018	2019	2018
Net income (loss) - as reported (GAAP)	$18,750	$4,463	$27,525	$(858)

Adjustments:
Impairment of intangible assets	—	183	—	183
Amortization expense	1,368	1,443	5,285	6,707
Third-party professional fees	3,018	3,591	8,548	12,461
Loss on extinguishment of debt	—	—	—	16,998
Acquisition-related expenses	91	510	939	510
Disaster recovery / unclaimed property settlement	—	—	—	(3,729)
Severance expenses	—	591	(11)	957
Adjustments prior to tax effect	$4,477	$6,318	$14,761	$34,087

Tax effect of specified adjustments (a)	(5,807)	4,317	(7,904)	(3,994)
Adjustments after taxes	(1,330)	10,635	6,857	30,093

Adjusted net income (Non-GAAP)	$17,420	$15,098	$34,382	$29,235

Basic earnings (loss) per share - as reported (GAAP)	$0.50	$0.12	$0.74	$(0.02)
Effect of above listed specified adjustments	(0.03)	0.29	0.18	0.82
Adjusted basic earnings per share - as reported (Non-GAAP)	$0.47	$0.41	$0.92	$0.80

Diluted earnings (loss) per share - as reported (GAAP)	$0.49	$0.12	$0.72	$(0.02)
Effect of above listed specified adjustments	(0.04)	0.28	0.18	0.80
Adjusted diluted earnings per share - as reported (Non-GAAP)	$0.45	$0.40	$0.90	$0.78

Shares used to compute basic earnings (loss) per share	37,411,847	36,906,938	37,267,188	36,764,551
Shares used to compute diluted earnings (loss) per share	38,415,108	37,721,662	38,064,617	37,473,860

(a) “Tax effect of specified adjustments” reflects the difference between the Company's effective provision for taxes and the application of a combined federal and state statutory tax rate of 24% for the 2019 and 2018 periods to the Company's earnings from operations before taxes, after the incorporation of the identified adjustments above and a $7.1 million reduction of certain tax valuation allowances relating to state deferred tax assets in the fourth quarter of 2019.

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Table 6

Hanger, Inc.

Reconciliation of Net Income (Loss) to EBITDA and Adjusted EBITDA

(in thousands)

EBITDA is defined as operating income before depreciation and amortization. Adjusted EBITDA is defined as operating income before certain charges, impairments of intangible assets, third-party professional fees in excess of normal amounts incurred in connection with our financial statement remediation, debt extinguishment costs, expenses associated with equity-based compensation, severance expenses, certain expenses incurred in connection with our acquisitions, and certain other charges.

We use EBITDA and Adjusted EBITDA as measures to assess the relative level of our indebtedness and our compliance with certain debt covenants which are based on these measures. Additionally, we utilize these measures to assess our operating and financial performance. We believe that these measures enhance a user’s understanding of normal operating income excluding certain charges, depreciation and amortization.

Neither EBITDA or Adjusted EBITDA are measures of financial performance computed in accordance with Generally Accepted Accounting Principles (“GAAP”) and should not be considered in isolation nor as a substitute for operating income, net income, cash flows from operations, or other statement of operations or cash flow data prepared in conformity with GAAP, or as a measure of profitability or liquidity. In addition, the calculation of EBITDA and Adjusted EBITDA is susceptible to varying interpretations and calculations, and the amounts presented may not be comparable to similarly titled measures of other companies. EBITDA and Adjusted EBITDA may not be indicative of historical operating results, and we do not intend these measures to be predictive of future results of operations.

	For the Three Months Ended December 31,		For the Years Ended December 31,
	2019	2018	2019	2018
Net income (loss) - as reported (GAAP)	$18,750	$4,463	$27,525	$(858)

Adjustments to calculate EBITDA:
Depreciation and amortization	9,019	8,903	35,925	36,455
Interest expense, net	8,285	9,046	34,258	37,566
Loss on extinguishment of debt	—	—	—	16,998
Non-service defined benefit plan expense	172	176	691	703
(Benefit) provision for income taxes	(306)	9,086	2,954	5,238
Adjustments - net income (loss) to EBITDA	17,170	27,211	73,828	96,960
EBITDA (Non-GAAP)	35,920	31,674	101,353	96,102

Further adjustments to calculate Adjusted EBITDA:
Impairment of intangible assets	—	183	—	183
Third-party professional fees	3,018	3,591	8,548	12,461
Equity-based compensation	3,325	3,491	13,414	13,065
Acquisition-related expenses	91	510	939	510
Disaster recovery / unclaimed property settlement	—	—	—	(2,221)
Severance expenses	—	591	(11)	957
Further adjustments - EBITDA to Adjusted EBITDA	6,434	8,366	22,890	24,955
Adjusted EBITDA (Non-GAAP)	$42,354	$40,040	$124,243	$121,057

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Table 7

Hanger, Inc.

Segment Reconciliation of Income From Operations to EBITDA and Adjusted EBITDA

(in thousands)

EBITDA is defined as operating income before depreciation and amortization. Adjusted EBITDA is defined as operating income before certain charges, impairments of intangible assets, third-party professional fees in excess of normal amounts incurred in connection with our financial statement remediation, debt extinguishment costs, expenses associated with equity-based compensation, severance expenses, certain expenses incurred in connection with our acquisitions, and certain other charges.

We use EBITDA and Adjusted EBITDA as measures to assess the relative level of our indebtedness and our compliance with certain debt covenants which are based on these measures. Additionally, we utilize these measures to assess our operating and financial performance. We believe that these measures enhance a user’s understanding of normal operating income excluding certain charges, depreciation and amortization.

Neither EBITDA or Adjusted EBITDA are measures of financial performance computed in accordance with Generally Accepted Accounting Principles (“GAAP”) and should not be considered in isolation nor as a substitute for operating income, net income, cash flows from operations, or other statement of operations or cash flow data prepared in conformity with GAAP, or as a measure of profitability or liquidity. In addition, the calculation of EBITDA and Adjusted EBITDA is susceptible to varying interpretations and calculations, and the amounts presented may not be comparable to similarly titled measures of other companies. EBITDA and Adjusted EBITDA may not be indicative of historical operating results, and we do not intend these measures to be predictive of future results of operations.

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	For the Three Months Ended December 31,		For the Years Ended December 31,
	2019	2018	2019	2018
Patient Care
Income from operations - as reported (GAAP)	$47,915	$42,190	$141,576	$126,805
Depreciation & amortization	4,544	4,566	18,541	19,113
EBITDA (Non-GAAP)	52,459	46,756	160,117	145,918
Further adjustments to calculate Adjusted EBITDA:
Equity-based compensation	1,164	1,110	4,446	4,372
Severance expenses	—	591	(11)	591
Further adjustments - EBITDA to Adjusted EBITDA	1,164	1,701	4,435	4,963
Adjusted EBITDA (Non-GAAP)	53,623	48,457	164,552	150,881

Products & Services
Income from operations - as reported (GAAP)	3,832	5,352	17,965	25,523
Depreciation & amortization	2,788	2,628	10,650	10,197
EBITDA (Non-GAAP)	6,620	7,980	28,615	35,720
Further adjustments to calculate Adjusted EBITDA:
Impairment of intangible assets	—	183	—	183
Equity-based compensation	(118)	257	608	600
Further adjustments - EBITDA to Adjusted EBITDA	(118)	440	608	783
Adjusted EBITDA (Non-GAAP)	6,502	8,420	29,223	36,503

Corporate & Other
Loss from operations - as reported (GAAP)	(24,846)	(24,771)	(94,113)	(92,681)
Depreciation & amortization	1,687	1,709	6,734	7,145
EBITDA (Non-GAAP)	(23,159)	(23,062)	(87,379)	(85,536)
Further adjustments to calculate Adjusted EBITDA:
Third-party professional fees	3,018	3,591	8,548	12,461
Equity-based compensation	2,279	2,124	8,360	8,093
Acquisition related expenses	91	510	939	510
Disaster recovery / unclaimed property settlement	—	—	—	(2,221)
Severance expenses	—	—	—	366
Further adjustments - EBITDA to Adjusted EBITDA	5,388	6,225	17,847	19,209
Adjusted EBITDA (Non-GAAP)	(17,771)	(16,837)	(69,532)	(66,327)
Total Adjusted EBITDA (Non-GAAP)	$42,354	$40,040	$124,243	$121,057

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Table 8

Hanger, Inc.

Indebtedness

(in thousands)

	As of December 31,
	2019	2018
Debt:
Term Loan B	$496,163	$501,213
Seller notes	9,005	4,506
Finance lease liabilities and other	2,033	14,361
Total debt before unamortized discount and debt issuance costs	507,201	520,080
Unamortized discount and debt issuance costs, net	(8,328)	(9,407)
Total debt	$498,873	$510,673

Current portion of long-term debt:
Term Loan B	$5,050	$5,050
Seller notes	3,175	2,513
Finance lease liabilities and other	527	1,020
Total current portion of long-term debt	8,752	8,583
Long-term debt	$490,121	$502,090

Net indebtedness:
Total debt before unamortized discount and debt issuance costs	507,201	520,080
Cash and cash equivalents	(74,419)	(95,114)
Net indebtedness	$432,782	$424,966

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Table 9

Hanger, Inc.

Key Operating Metrics

	As of and For the Three Months Ended December 31,		As of and For the Years Ended December 31,
	2019	2018	2019	2018
Same clinic revenue:
Growth rate on net revenue	2.9%	0.3%	2.1%	1.3%
Growth rate day adjusted (a)	2.9%	0.3%	2.1%	0.9%

Clinical locations:
Patient care clinics	701	676
Satellite clinics	111	104
Total clinical locations	812	780

(a) Same Clinic Revenue per Day - Same Clinic Revenue per Day normalizes revenue for the number of days a clinic was open in each comparable period. These measures are both non-GAAP and unaudited.

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